Exhibit 99.1

CORRECTION: GlyEco Announces Reverse/Forward Stock Split

Net Effect is a reverse split of 125:1

Trading Symbol will change to “GLYED” for a Period of 20 Days

CORRECTED - CHANGE IN EFFECTIVE DATE

ROCK HILL, SC / ACCESSWIRE / July 10, 2018 / GlyEco, Inc. ("GlyEco" or the "Company") (OTC Pink: GLYE), a developer, manufacturer and distributor of performance fluids for the automotive, commercial and industrial markets, announced today that it had been informed by FINRA that the Company’s previously announced reverse stock split of the Company’s common stock, par value $0.0001 per share, immediately followed by a forward stock split of the Company’s common stock will now be effected at the close of business today, July 10, 2018, as opposed to after the close of business on Monday, July 9, 2018. The ratio for the reverse stock split is fixed at 1-for-500 and the ratio for the forward stock split is fixed at 4-for-1, resulting in a net reverse split of 125 for 1. Effective, July 11, 2018, the stock will commence trading at the post reverse/forward split price. The corporate action is subject to customary reviews and/or approvals.

The Company’s trading symbol on the OTC will change to “GLYED” for a period of 20 trading days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original trading symbol of “GLYE”. In connection with the reverse/forward stock split, the CUSIP number for the common stock will be changed to 38000P 203.

The general terms of the reverse/forward stock split were approved by the Company’s stockholders at the November 14, 2017 Annual Meeting of Stockholders and the specific ratios and timing were approved by the Company’s Board of Directors.

As part of effectuating the reverse stock split, all stockholders who hold less than 500 shares will have the right to be paid cash by the Company based on the average closing price of the Company’s common stock for the five trading days through July 10, 2018.

As part of effectuating the forward stock split, all stockholders who hold 500 or more shares before the reverse stock split will receive 1 or more shares at the forward split ratio. The Company will round up all fractional shares after the forward split.

Stockholders are not required to, but may elect to, exchange their pre-split share certificates for post-split share certificates. The Company’s transfer agent, Olde Monmouth Stock Transfer Co. Inc., will adjust stockholder records to reflect the impact of the reverse/forward stock split, including cash outs.

The par value and other terms of the Company’s common stock will not be affected by the reverse/forward stock split. The authorized capital of the Company will also not be affected by the reverse/forward stock split.

All options, warrants and unvested shares of the Company outstanding immediately prior to the reverse/forward stock split will be appropriately adjusted to reflect the splits.

The reverse/forward stock split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 166.6 million shares to approximately 1.33 million shares.

Until effective, the Company maintains the right to cancel, modify or delay the reverse/forward stock split.

About GlyEco, Inc.

GlyEco is a developer, manufacturer and distributor of performance fluids for the automotive, commercial and industrial markets. We specialize in coolants, additives and complementary fluids. We believe our vertically integrated approach, which includes formulating products, acquiring feedstock, managing facility construction and upgrades, operating facilities, and distributing products through our fleet of trucks, positions us to serve our key markets and enables us to capture incremental revenue and margin throughout the process. Our network of facilities, develop, manufacture and distribute high quality products that meet or exceed industry quality standards, including a wide spectrum of ready to use antifreezes and additive packages for the antifreeze/coolant, gas patch coolants and heat transfer fluid industries, throughout North America and certain international markets.

For further information, please visit: http://www.glyeco.com

To assist investors and other interested parties in staying informed about GlyEco, the Company distributes, by e-mail, press releases and other information. To be added to the Company distribution list, please contact us at info@glyeco.com.

The company maintains a social media presence, including: https://twitter.com/GlyEco_Inc

https://www.facebook.com/GlyEcoInc/

https://www.linkedin.com/company/glyeco/

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by federal securities laws.

Contact:

GlyEco, Inc.

Brian Gelman

Chief Financial Officer

bgelman@glyeco.com

866-960-1539

SOURCE: GlyEco, Inc.